Exhibit 99.1

AITX's RAD Announces AVA Gen 4 AI-Powered Access Control for HOAs
and Commercial Applications

Innovative Technology Combines Seamless Access Management with AI-Powered
Automation for Enhanced Security and Operational Efficiency

Detroit, Michigan, February 13, 2025 - Robotic Assistance Devices, Inc. (RAD), a subsidiary of Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCPK:AITX), is proud to announce the launch of AVA™ (Autonomous Verified Access) Gen 4, an advanced AI-powered access control solution for both residential and commercial applications. Completely redesigned inside and out, AVA Gen 4 integrates new hardware, an entirely rewritten software platform, and groundbreaking security enhancements to serve a broader range of clients, from homeowner associations (HOAs) to logistics and distribution centers.

Built for Performance, Designed for Reliability

AVA Gen 4 marks a major leap forward in intelligent access control. With a fully reengineered system, it delivers significant improvements in performance, reliability, and security:

• All-New Software & Hardware: Every line of AVA's code has been rewritten, optimized for its powerful NVIDIA-based processing platform running on Ubuntu. This transition from Intel/Microsoft architecture results in faster decision-making, a more fluid user interface, and improved adaptability for future updates.

• Integrated Power & Controls: AVA Gen 4 consolidates all power supply and system controllers within its chassis, eliminating the need for an external utility box. This simplifies installation, reduces maintenance points, and enhances overall system integrity.

• Lighter, Stronger, and More Tested Than Ever: A completely restructured design makes AVA Gen 4 33% lighter while achieving the highest reliability of any RAD device to date. Rigorous testing ensures optimal performance across all deployment environments.

Next-Level Security Features

• Industry-First Anti-Tailgating Technology: AVA Gen 4 introduces an advanced tailgating detection system. If a pedestrian follows a vehicle through the gate or if two vehicles attempt entry under a single authorization, AVA triggers instant alerts. These capabilities set a new standard for access control security, helping prevent unauthorized entry with greater precision than ever before.

• AI-Enhanced Audio for Superior Communication: With real AI-powered audio enhancement, AVA Gen 4 ensures crystal-clear communication in any environment. This upgrade improves speech clarity for visitors, guards, and remote monitoring centers, enhancing security interactions at every access point.

Expanding Market Reach

While earlier versions of AVA had been widely deployed in large-scale industrial and logistics operations, AVA Gen 4 extends its capabilities into the residential sector. This expansion represents a major shift, unlocking new opportunities for AI-driven access control in a much larger and more diverse market. Whether securing a high-traffic distribution center or enhancing security for a gated community, AVA Gen 4 delivers the intelligence, automation, and cost savings needed to modernize access control.

"AVA Gen 4 is a direct result of customer demand and our commitment to continuous innovation," said Steve Reinharz, CEO/CTO of AITX and RAD. "By integrating feedback from our clients and leveraging the latest advancements in AI and automation, we've developed a flexible and powerful access control solution suited for both logistics hubs and residential communities."

HOAP™ and SARA™ with AVA Gen 4: Elevating Security and Communication for Communities

HOAP (Homeowner Association Portal) was designed to provide management companies, HOAs, and residents with accurate, real-time information about access events, security alerts, and community activity. With its integration into AVA Gen 4, HOAP ensures that all stakeholders have a clear view of the security landscape, empowering them to make informed decisions and respond promptly to any concerns.

"AVA for HOAs has been one of the most requested solutions from our extensive dealer network," added Reinharz. "We expect rapid penetration into the residential market carried in by our dealers responding to HOAs looking to save money by reducing costs by reducing, even eliminating, guarding hours. As HOAs recognize the value of integrating advanced, AI-powered access control systems to enhance security and streamline operations. The demand is clear, and we're poised to meet it with AVA Gen 4."

The U.S. gated community market is sizable, with nearly 25,000 gated communities housing over 15 million people[1]. Recent estimates suggest that 5% of the U.S. population now resides in these communities, with the highest concentrations found in California, Florida, and Texas. This substantial market highlights the vast opportunity for AVA Gen 4 to enhance security and operational efficiency for a wide range of residential environments.

SARA (Speaking Autonomous Responsive Agent) takes communication a step further by offering immediate, AI-driven interactions during security incidents. Whether it's notifying management of unauthorized access, alerting security personnel of potential threats, or responding to specific queries, SARA ensures that communication flows seamlessly across the network. With SARA's automated alerts and real-time responses, security incidents are addressed without delay, ensuring a swift and coordinated reaction.

The Company expects to begin deploying AVA Gen 4 in the second quarter of 2025, with initial installations focused on key commercial and residential locations. As demand grows, RAD is prepared to scale production rapidly, ensuring widespread adoption of this revolutionary access control solution.

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry[2] through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these tremendous cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.radcam.ai, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

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Steve Reinharz
949-636-7060
@SteveReinharz

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1 https://trerc.tamu.edu/wp-content/uploads/files/PDFs/Articles/1323.pdf

2 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/